Exhibit 99.1

For Further Information Call:
Chris L. Koliopoulos
Chairman of the Board and Chief Executive Officer
Voice: 860-704-5109
inquire@zygo.com

For Immediate Release

ZYGO ANNOUNCES THE PENDING DEPARTURE OF WALTER A. SHEPHARD, CFO

MIDDLEFIELD, CT, July 30, 2010 – Zygo Corporation (NASDAQ: ZIGO) today announced that Walter A. Shephard, Vice President Finance, CFO and Treasurer has made the personal decision to step down from his positions with the company after serving for over six years. Zygo has initiated a search for Mr. Shephard’s successor. Mr. Shephard has agreed to remain in his current roles with Zygo through August to assist in an orderly transition. A conference call has been scheduled for Thursday, August 19, 2010 for Zygo to announce its financial results for the fourth quarter and full year of fiscal 2010.

Chairman and CEO Dr. Chris Koliopoulos, together with Mr. Robert Taylor, Chair of the Audit Committee, will lead Zygo’s Board of Directors in the search for Mr. Shephard’s replacement.

Mr. Shephard commented, “After serving Zygo for the past six years, I have made the personal decision to step down to pursue other endeavors. With Chris having been at the company for six months and the existing strong finance team in place at Zygo, I am confident in Zygo’s ability to execute a smooth transition when the next CFO joins the company.”

Dr. Koliopoulos commented, “Zygo greatly appreciates Walter’s many contributions during his tenure with the company. It has been my personal pleasure working with Walter during my tenure at Zygo and we all wish him the best success in the future.”

Zygo Corporation is a worldwide supplier of optical metrology instruments, precision optics, and electro-optical design and manufacturing services, serving customers in the semiconductor capital equipment and industrial markets.

Forward-Looking Statements

All statements other than statements of historical fact included in this news release regarding financial performance, condition and operations, and the business strategy, plans, anticipated revenues, bookings, market acceptance, growth rates, market opportunities, and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements are intended to provide management’s current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plans,” “strategy,” “project,” and other words of similar meaning in connection with a discussion of future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are fluctuations in capital spending of our customers; fluctuations in net sales to our major customer; manufacturing and supplier risks; risks of order cancellations, push-outs and de-bookings; dependence on timing and market acceptance of new product development; rapid technological and market change; risks in international operations; risks related to the reorganization of our business; dependence on proprietary technology and key personnel; length of the sales cycle; environmental regulations; investment portfolio returns; fluctuations in our stock price; the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the acquisition of Zemetrics and integration of the business and employees; and the risk related to the Company’s recent and announced changes to senior management. Zygo Corporation undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this news release. Further information on potential factors that could affect Zygo Corporation’s business is described in our reports on file with the Securities and Exchange Commission, including our Form 10-K, as amended by three Form 10-K/A filings, for the fiscal year ended June 30, 2009, filed with the Securities and Exchange Commission on September 14, 2009, October 26, 2009 and December 23, 2009, respectively.